AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), dated as of the date set forth on the signature page hereto, is by and among NEW CENTURY RESOURCES CORPORATION, a Nevada corporation (the “NCR”), Emissions Zero Module, Inc, a Wyoming corporation (“EZM”). NCR and EZM are each a “Party” and referred to collectively herein as the “Parties.”

RECITALS

WHEREAS, this Agreement contemplates an acquisition of EZM by NCR (the “Merger”), whereby: (a) the stockholders of EZM as of immediately prior to the Effective Time (“EZM Stockholders”) who are accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (“Securities Act”) will receive shares of the common stock of NCR (the “NCR Common Stock”) in exchange for their capital stock of EZM.

WHEREAS, upon completion of the Merger, at the Effective Time (as defined below), an aggregate of 110,695,500 shares of NCR Common Stock will be outstanding; and

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, agree as follows:

ARTICLE I. THE MERGER

1.1 The Merger. Assuming receipt of FINRA approval of the Merger and Name Change, and subject to the terms and conditions set forth in this Agreement, EZM shall merge with and into NCR at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of EZM shall cease, and NCR shall continue as the Surviving Company in the Merger (the “Surviving Company”). The “Effective Time” shall be the time after FINRA Approval of the Merger and Name Change at which a certificate of merger in proper form and duly executed, reflecting the Merger (the “Certificate of Merger”) pursuant to Section 251(c) of the General Corporation Law of the State of Nevada (the “NRS”) is filed with and accepted by the Secretary of State of the State of Nevada. The Merger shall have the effects set forth herein and in the applicable provisions of the NRS and of the General Corporation Law of the State of Wyoming (“WGCL”). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as provided herein, all the property, rights, privileges, powers and franchises of EZM shall vest in the Surviving Company, and all debts, liabilities and duties of EZM shall become the debts, liabilities and duties of the Surviving Company. NCR and EZM shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the NRS and WGCL at the Effective Time. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of EZM, the officers of the Surviving Company are fully authorized in the name of NCR and EZM or otherwise to take, and shall take all such lawful and necessary action. For the avoidance of doubt, the Parties acknowledge that a condition precedent to the enforcement of this Agreement is that the Financial Industry Regulatory Authority (“FINRA”) approve the Merger and Name Change and if FINRA approval is not obtained within 100 days after execution hereof, this Agreement shall be null and void, and the parties shall be released from liability hereunder.

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1.2 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on or before February 28, 2022, and shall take place remotely, via electronic exchange of documents, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable and in any event not later than February 28, 2022 (the “Closing Date”). As used in this Agreement, the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable Law to close. For the avoidance of doubt, the Closing shall not occur until such time as NCR has obtained Financial Industry Regulatory Authority (“FINRA”)  approval of the Name Change and Merger and the Parties have complied with the requirements of Article V hereof. If FINRA approval has not been obtained by February 28, 2022, this Agreement shall be null and void.

1.3 Actions at the Closing. At the Closing the following shall occur:

(a) NCR shall deliver to EZM the various certificates, instruments and documents to be delivered by NCR pursuant to this Agreement.

(b) George Christodoulou,  our President, Chief Executive Officer, Chief Financial Officer and Director, Mark Christodoulou, our Secretary and Director and Solon Pittarides our director shall be removed and be replaced with the following EZM designees (“EZM Designees”) as follows: David Riggs as Chief Executive Officer and Director, Kent Hush as Chief Financial Officer and Director, Sumit Isaranggul Na Ayudhya as Chief Technical Officer and Chairman, Russell E Klawunn as Chief Operating Officer and Director, and Kim Mitchell as Director.

(c) the Surviving Company shall file the Certificate of Merger with the Secretary of State of the State of Nevada in accordance with the NRS and the documents required to be filed with the WGCL.

(d) EZM shall deliver the sum of $105,000 to each Robert J. Nielson and George Christodoulou, NCR’s President, Chief Executive Officer, Chief Financial Officer & Director, for shareholders advances, no later than one business day after the Closing Date.

(e) NCR shall issue an aggregate of 110,695,500 shares of NCR Common Stock representing 89.91% of all NCR Common Stock outstanding to the shareholders of EZM as set forth on Exhibit A hereto.

 1.4 Additional Actions. If at any time after the Effective Time, the Surviving Company or NCR shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Company its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of EZM or (b) otherwise to carry out the purposes of this Agreement, the Surviving Company and the EZM Designees shall be authorized (to the fullest extent allowed under applicable Law) to execute and deliver, in the name and on behalf of NCR all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of NCR, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of NCR, as applicable, and otherwise to carry out the purposes of this Agreement.

1.5 Conversion of EZM Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

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(a) Subject to the terms of this Agreement, at the Effective Time, each share of common stock of EZM (the “EZM Shares”) issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Company. The shares of NCR Common Stock into which the EZM Shares are converted pursuant to this Section shall be referred to herein as the “Merger Shares.” The Merger Shares shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for NCR Common Stock or EZM Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to NCR Common Stock or EZM Shares occurring or having a record date on or after the date hereof and prior to the Effective Time.

(b) At the Effective Time, NCR shall deliver or cause to be delivered certificates (which, for all purposes in this Agreement, may be in book-entry form) for the Merger Shares to each EZM Stockholder entitled thereto pursuant to Section 1.5(a)  who shall have presented a certificate that immediately prior to the Effective Time represented EZM Shares to be converted into Merger Shares pursuant to this Section 1.5 or cash pursuant to this Agreement, as applicable (the “EZM Shares Certificates”).

1.6 Directors and Officers.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of NCR, EZM or the holders of any shares of capital stock of any of the foregoing, the EZM Designees shall become directors and officers of the Surviving Company, each to hold office until the earlier of his/her resignation or removal or until his/her respective successors are duly appointed and qualified, as the case may be, and the Surviving Company and NCR shall take any necessary actions (whether prior to, at or after the Effective Time) as shall be necessary or appropriate to effectuate or carry out the purpose of this Section 1.6.

(b) At or prior to the Closing, the Board of Directors of NCR shall, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, take the following action, to be effective upon the Effective Time: (i) elect to the Board of Directors of the Surviving Company, the persons who were directors of EZM immediately prior to the Closing and all of NCR’s officers and directors shall removed; (ii) elect the EZM Designees, or, in either case with regard to clauses (i) and (ii), such other persons designated by EZM (including any replacement for a director of EZN immediately prior to the Closing who is either unwilling or unable to serve as a director of NCR upon the Effective Time); and (iii) appoint the EZM Designees as officers within the meaning of Section 16 and Rule 16a-1(f) under the Exchange Act and as an “executive officer” within the meaning of Item 401(b) of Regulation S-K, Rule 405 promulgated under the Securities Act and Rule 3b-7 promulgated under the Exchange Act. All of the persons serving as directors of NCR immediately prior to the Closing shall be removed and replaced with the EZM Designees, and all of the persons serving as officers of NCR immediately prior to the Closing shall be removed immediately following the election of the EZM Designees, all subject to compliance with Rule 14f-1 promulgated under the Exchange Act. Subject to applicable law, NCR, with the assistance of EZM, has taken or shall take all action reasonably requested by EZM, but consistent with the certificate of incorporation and bylaws of NCR, that is reasonably necessary to effect any such election of the EZM Designees to NCR’s Board of Directors, including mailing to NCR’s stockholders an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder at least 10 days prior to the Effective Time. EZM has supplied NCR all information with respect to the EZM Designees required by such Section 14(f) and Rule 14f-1.

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(c) The provisions of Section 1.6 are in addition to and shall not limit any rights which EZM or any of its Affiliates may have as a holder or beneficial owner of shares of capital stock of NCR as a matter of law with respect to the election of directors or otherwise. The newly-elected EZM Designees of the Surviving Company shall hold office for the term specified in, and subject to the provisions contained in, the certificate of incorporation and bylaws of the Surviving Company and applicable law.

1.7 Certificate of Incorporation and Bylaws. The Surviving Company may make any necessary filings in the State of Nevada or Wyoming as shall be necessary or appropriate to effectuate or carry out fully the purpose of this Section 1.7:

(a) the certificate of incorporation of NCR in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Company until duly amended or repealed; provided subject to compliance with Section 14(f) of the Exchange Act, NCR will file a certificate of amendment to change the name of NCR to “Colambda Technologies, Inc. (the “Name Change”); and

(b) the bylaws of NCR in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company until duly amended or repealed;

1.8 No Further Rights. From and after the Effective Time, no EZM Shares shall be deemed to be outstanding, and holders of EZM  Shares, certificated or uncertificated, shall cease to have any rights with respect thereto, except as provided herein or by applicable Law, other than the right to receive NCR Common Stock in connection with the Merger.

1.9 Closing of Transfer Books. At the Effective Time, the stock transfer books of EZM shall be closed, and no transfer of EZM Shares shall thereafter be made. If, after the Effective Time, EZM Shares Certificates are presented to NCR or the Surviving Company, they shall be canceled and exchanged for Merger Shares in accordance with Section 1.5, subject to the provisions hereof and applicable Law.

1.10 Exemption from Registration; Rule 144.

(a) NCR and EZM intend that the shares of NCR Common Stock to be issued pursuant to Section 1.5, will be issued in a transaction exempt from registration under the Securities Act, by reason of Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder and that all recipients of such shares of NCR Common Stock either (i) shall be “accredited investors” as such term is defined in Regulation D or (ii) persons other than those described in the foregoing clause (i), provided that the number of such persons described in this clause (ii) shall not exceed thirty-five (35). The shares of NCR Common Stock to be issued pursuant to Section 1.5 hereof will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered, sold, pledged, assigned or otherwise transferred unless (A) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (B) an exemption from such registration exists and either NCR receives an opinion of counsel to the holder of such securities, which counsel and opinion are satisfactory to NCR, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws; and the certificates (or book-entry security entitlements) representing such shares of NCR Common Stock will bear an appropriate legend and restriction on the books of NCR or its transfer agent to that effect.

(b) NCR is a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). EZM  acknowledges that pursuant to Rule 144(i), securities issued by a former shell company (such as the Merger Shares) that otherwise meet the holding period and

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other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after NCR (i) is no longer a shell company; and (ii) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, NCR is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the Merger Shares cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF EZM

EZM represents and warrants to NCR that the statements contained in this ARTICLE II are true and correct. For purposes of this ARTICLE II, the phrase “to the knowledge of EZM” or any phrase of similar import shall be deemed to refer to the knowledge, after due inquiry.

2.1 Organization, Qualification and Corporate Power. EZM is a corporation duly organized, validly existing and in good standing under the Laws of the State of Wyoming. EZM is duly qualified to conduct business and is in good standing under the Laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a EZM Material Adverse Effect (as defined below). EZM has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. EZM has furnished or made available to NCR complete and accurate copies of its certificate of incorporation and by-laws, each as amended to date. EZM is not in default under or in violation of any provision of its certificate of incorporation, as amended to date, or its by-laws, as amended to date, or under any Material Contract (as defined below), except where such default or violation would not be reasonably expected to have a EZM Material Adverse Effect. For purposes of this Agreement, “EZM Material Adverse Effect” means any effect that either alone or in combination with any other effect has a material adverse effect on (i) the assets, business, financial condition or results of operations of EZM or (ii) the ability of EZM to consummate the transactions contemplated by this Agreement; provided that, in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a EZM Material Adverse Effect: (a) conditions generally affecting the industries in which EZM participates or the U.S. or global economy or capital markets as a whole; (b) any failure by EZM or to meet internal projections, budgets, or forecasts or revenue or earnings predictions; (c) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Merger; (d) any acts of terrorism, sabotage, military action or war (whether or not declared) or other international or national calamity or any escalation or worsening thereof; (e) earthquakes, hurricanes, tornadoes, floods, epidemics or disease outbreaks (including COVID-19 virus) or other natural disasters or Acts of God; (f) any changes (after the date of this Agreement) in GAAP, other applicable accounting rules or applicable Law, or changes or developments in political, regulatory or legislative conditions; (g) general financial, credit, capital market or regulatory conditions or any changes therein (provided, however, that such effects do not affect EZM disproportionately as compared to EZM’s competitors); or (h) the taking of any action required by this Agreement.

2.2 Capitalization. As of the date hereof, the authorized capital of EZM consists of (a) 200,000,000 EZM Common Shares. As of the date of this Agreement, and without giving effect to the transactions contemplated by this Agreement or any of the other Transaction Documentation, 110,695,500 EZM

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Common Shares are issued and outstanding. As of the date of this Agreement and as of immediately prior to the Effective Time, there are and will be no EZM Shares issuable upon the conversion of any security including promissory notes, options or warrants issued by EZM.

2.3 Authorization of Transaction. EZM has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by EZM of this Agreement and the Transaction Documentation to which it is a party, and, subject to the adoption of this Agreement and (a) the approval of the Merger by the vote of EZM Stockholders required by Wyoming law and EZM ’s by-laws and (b) the consummation by EZM of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of EZM. Without limiting the generality of the foregoing, the board of directors of EZM (i) determined that the Merger is fair and in the best interests of EZM and the EZM Stockholders, (ii) adopted this Agreement in accordance with the provisions of Wyoming law and (iii) directed that this Agreement and the Merger be submitted to the EZM Stockholders for their adoption and approval and resolved to recommend that the EZM Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by EZM and, assuming it is a valid and binding obligation of NCR, constitutes a valid and binding obligation of EZM, enforceable against EZM in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of Law or a court of equity.

2.4 Non-contravention. Subject to the filing of the documents required under Wyoming Law, neither the execution and delivery by EZM of this Agreement or the Transaction Documentation to which it is a party, nor the consummation by EZM of the transactions contemplated hereby or thereby will (a) conflict with or violate any provision of the certificate of incorporation or the by-laws of EZM , each as amended to date, (b) require on the part of EZM any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), except for the filing of the documents required to be filed with the Secretary of State of the State of Wyoming, or such permits, authorizations, consents and approvals as to which the failure to obtain or make the same would not reasonably be expected to have a EZM Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any Material Contract, except, in the case of the foregoing clause (c), for any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a EZM Material Adverse Effect or any notice, consent or waiver the absence of which would not reasonably be expected to have a EZM Material Adverse Effect, (d) result in the imposition of any Security Interest upon any material assets of EZM  or (e) violate any federal, state, local, municipal, foreign, international, multinational, Governmental Entity or other constitution, law, statute, ordinance, principle of common law, rule, regulation, code, governmental determination, order, writ, injunction, decree, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S., including Tax and U.S. antitrust laws (collectively, “Laws”) applicable to EZM, except, in the case of the foregoing clause (e), such violations that would not reasonably be expected to have a EZM Material Adverse Effect. For purposes of this Agreement, “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s and similar Security Interests, (ii) Security Interests arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, or (iii) Security Interests on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of EZM  and not material to EZM. For purposes of this Agreement, “Ordinary Course

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of Business” means the ordinary course of such person’s business, consistent with past practice (including with respect to frequency and amount).

2.5 Subsidiaries.  EZM has no subsidiaries.

2.6 Compliance with Laws. EZM has:

(a) and the conduct and operations of its business, are in compliance with each Law applicable to EZM or any of its properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a EZM Material Adverse Effect;

(b) has complied with all federal and state securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a EZM Material Adverse Effect;

(c) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation or, within the past two years, the subject of any threat of material litigation; and

(d) is not and has not, and to the knowledge of EZM, the officers and directors of EZM are not and have not in their capacity as an officer or director of EZM, as applicable, been the subject of any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person or alleging a violation of securities laws (in the case of an individual, that is described in Item 401(f)(1)-(3) of SEC Regulation S-K).

2.7  Contracts. (i) Each Material Contract (as defined below) of EZM is a legal, valid, binding and enforceable obligation of EZM and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity whether applied in a court of Law or a court of equity, (ii) neither EZM nor, to the knowledge of EZM, any other party, is in breach or violation of, or default under, any such agreement, except for any breach, violation or default that has not had and would not reasonably be expected to have a EZM Material Adverse Effect, and (iii) no event has occurred, is pending or, to the knowledge of EZM, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by EZM or, to the knowledge of EZM, any other party under such Material Contract, except for any breach, violation or default that has not had and would not reasonably be expected to have a EZM Material Adverse Effect. For purposes of this Section 2.10, a “Material Contract” is a material contract as defined by Item 601(b)(10) of Regulation S-K.

2.8 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which is pending or, to EZM’s knowledge, threatened against EZM.

2.9 Brokers’ Fees. EZM has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.10 Books and Records. EZM has made available to NCR its minute books and other similar records of EZM, which, to EZM’s knowledge, include records, which records are complete and accurate in all material respects, of meetings of the EZM Stockholders, board of directors or any committees thereof and written consents executed in lieu of the holding of any such meetings.

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2.11 No Other Representations. The representations and warranties contained in this ARTICLE II are the only representations and warranties made by EZM. EZM disclaims any and all other representations and warranties other than those contained in this ARTICLE II, whether express or implied. EZM hereby expressly disclaims any such other representation or warranty, whether by EZM, or any of its representatives or any other person, notwithstanding the delivery or disclosure to NCR or any other person of any documentation or other written or oral information by EZM or any of its representatives.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF NCR

NCR represents and warrants to EZM that the statements contained in this ARTICLE III are true and correct on the date hereof (the “NCR Disclosure Schedule”) and will be true and correct at the Effective Time and immediately prior to the Closing.

3.1 Organization, Qualification and Corporate Power. NCR is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada. NCR is duly qualified to conduct business and is in good standing under the Laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have an NCR Material Adverse Effect (as defined below). NCR has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. NCR has furnished or made available to EZM complete and accurate copies of its certificate or articles of incorporation and bylaws. NCR is not in default under or in violation of any provision of its certificate or articles of incorporation, as amended to date, its bylaws, as amended to date, or any mortgage, indenture, lease, license or any other agreement or instrument referred to in Sections 3.15 or 3.16, except where such default or violation would not reasonably be expected to have an NCR Material Adverse Effect. NCR is a “shell company” formed as a vehicle to pursue a business combination and has no current or historical operations and only nominal assets. For purposes of this Agreement, “NCR Material Adverse Effect” means an adverse effect on (i) the assets, business, financial condition, or results of operations of NCR or (ii) the ability of NCR to consummate the transactions contemplated by this Agreement; provided that, in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, an NCR Material Adverse Effect: (a) conditions generally affecting the industries in which NCR participates or the U.S. or global economy or capital markets as a whole; (b) any failure by NCR to meet internal projections or forecasts or revenue or earnings predictions; or (c) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof.

3.2 Capitalization. Immediately prior to the Effective Time, prior to giving effect to the issuance of the Merger Shares, the authorized capital stock of NCR will consist of 200,000,000 shares of NCR Common Stock, $0.001 par value per share, of which 12,481,724 shares will be issued and outstanding (the “Pre-Merger Shares”) and 50,000,000 shares of preferred stock, $0.001 par value per share, of which no shares will be outstanding. The Shareholder List of NCR provided or to be provided to EZM sets forth a complete and accurate list of all stockholders of NCR, indicating the number and class of Pre-Merger Shares held by each stockholder. All of the issued and outstanding shares of NCR Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive, anti-dilution and similar rights and have been issued in accordance with applicable laws, including, but not limited to, the Securities Act. There are no outstanding or authorized options, warrants, convertible notes, convertible dentures, agreements or commitments to which NCR is a party or which are binding upon NCR providing for the

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issuance, conversion or redemption of any of NCR’s capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to NCR. There are no agreements to which NCR is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of NCR. There are no agreements among other parties, to which NCR is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of NCR. All of the issued and outstanding shares of NCR Common Stock were issued in compliance with applicable federal and state securities laws and NCR has complied with all applicable federal and state securities laws applicable to its securities. The Merger Shares to be issued at the Closing pursuant to Section 1.5 hereof, when issued and delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws.

3.3 Authorization of Transaction. NCR has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by NCR of this Agreement and the agreements contemplated hereby and thereby (collectively, the “Transaction Documentation”) to which it is a party, and the consummation by NCR of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of NCR. Each of the documents included in the Transaction Documentation has been duly and validly executed and delivered by NCR and, assuming it is a valid and binding obligation of EZM  and constitutes a valid and binding obligation of NCR enforceable against them in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of Law or a court of equity.

3.4 Noncontravention. Subject to the filing of the Certificate of Merger as required by the NRS, neither the execution and delivery by NCR of this Agreement or the Transaction Documentation to which it is a party, nor the consummation by NCR of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the organizational documents or bylaws of NCR (b) require on the part of NCR any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than filing of Form D with the SEC and any applicable state securities filings with respect to the offering of the Merger Shares, which will be completed by NCR following the Effective Time, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which NCR is a party or by which either is bound or to which any of their assets are subject, except, in the case of the foregoing clauses (b) and (c), for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a NCR Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a NCR Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of NCR or (e) violate any Laws applicable to NCR.

3.5 Subsidiaries. NCR has no Subsidiaries, nor does it have any direct or indirect interest in any. NCR is an entity duly organized, validly existing and in corporate and tax good standing under the Laws of the jurisdiction of its organization and NCR does not control directly or indirectly or have any direct or

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indirect participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Subsidiary.

3.6 SEC Reports and Prior Registration Statement Matters. NCR has timely filed (or has been deemed to have timely filed pursuant to Rule 12b-25 under the Exchange Act) all reports, forms and documents that it was required to file with the SEC pursuant to the Exchange Act  (the “NCR Previous Filings”). NCR shall notify EZM immediately and in writing of the filing of any additional forms, reports or documents with the SEC by NCR after the date hereof and prior to the Effective Time, provided that EZM is aware that NCR will timely file a Form 8-K Current Report with respect to the execution and delivery of this Agreement (together with NCR Previous Filings, the “NCR SEC Filings”). NCR has timely filed (or has been deemed to have timely filed pursuant to Rule 12b-25 under the Exchange Act) and made publicly available on the SEC’s EDGAR system, and EZM may rely upon, all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act and (ii) Section 906 of the Sarbanes Oxley Act of 2002 with respect to any documents filed with the SEC. NCR is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it. NCR SEC Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of NCR SEC Filings. As of their respective dates, NCR SEC Filings, including any financial statements, schedules or exhibits included or incorporated by reference therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No order suspending the effectiveness of any registration statement of NCR under the Securities Act or the Exchange Act has been issued by the SEC and, to NCR’s knowledge, after reasonable inquiry, no proceedings for that purpose have been initiated or threatened by the SEC. Since the most recent filing of such certifications and statements, there have been no significant changes in NCR’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), or in other factors that could significantly affect its disclosure controls and procedures. NCR has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to NCR is made known to the principal executive officer and the principal financial officer.

3.7 Compliance with Laws. NCR’s conduct and operations of its business are in compliance in all material respects with each Law applicable to NCR or any of their properties or assets. NCR has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations, and all prior issuances of its securities have been either registered under the Securities Act or exempt from registration. NCR is not and has not, and the past and present officers, directors and Affiliates of NCR are not and have not, been the subject of, nor does any officer or director of NCR have any reason to believe that NCR or any of its officers, directors or Affiliates are the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person or alleging a violation of securities laws (in the case of an individual, that is described in Item 401(f)(1)-(3) of SEC Regulation S-K). NCR does not and will not, on the Closing, have any liabilities, contingent or otherwise in excess of $2,500 including but not limited to notes payable and accounts payable, and is not a party to any executory agreements.

3.8 Absence of Certain Changes.   Since the date of the most recent balance sheet contained in a NCR SEC Filing, NCR has conducted its business only in the ordinary course consistent with past practice, and there has not occurred or been entered into, as the case may be, any (a) event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent

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Material Adverse Effect, (b) event that would reasonably be expected to prevent or materially delay the performance of NCR’s obligations pursuant to this Agreement, (c) material change by NCR in its accounting methods, principles or practices, (d) declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of NCR or any redemption, purchase or other acquisition of any of NCR’s securities, (e) increase in the compensation or benefits payable or to become payable to any officers or directors of NCR or the Acquisition Subsidiary or establishment or modification of any compensatory plan of NCR, (f) issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by NCR, (g) amendment to the certificate of incorporation or bylaws of NCR, (h) capital expenditures by NCR, purchase, sale, assignment or transfer of any material assets by NCR, mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of NCR, except for liens for taxes not yet due and such other liens, encumbrances, restrictions or charges, or cancellation, compromise, release or waiver by NCR of any rights of material value or any material debts or claims, (i) incurrence by NCR of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the Ordinary Course of Business (which liabilities are not material, individually or in the aggregate), (j) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of NCR, (k) entry by NCR into any agreement, contract, lease or license, (l) acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which NCR is a party or by which any of them is bound, (m) entry by NCR into any loan or other transaction with any officers, directors or employees of NCR, (n) charitable or other capital contribution by NCR or pledge therefore, (o) entry by NCR into any transaction of a material nature, or (p) negotiation or agreement by NCR to do any of the things described in the preceding clauses (a) through (o), other than activities in connection with the transactions contemplated by this Agreement.

 3.9 Financial Statements. The financial statements and unaudited interim financial statements of NCR included in NCR SEC Filings (collectively, the “NCR Financial Statements”) (a) complied as to form in all respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (b) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (c) fairly present in all material respects the financial condition, results of operations and cash flows of NCR as of the respective dates thereof and for the periods referred to therein, and (d) are consistent in all material respects with the books and records of NCR. There has been no change in NCR accounting policies except as described in the notes to NCR Financial Statements. Since the date of the most recent balance sheet contained in a NCR SEC Filing, NCR has conducted its business only in the ordinary course consistent with past practice, and there has not occurred or been entered into, as the case may be, any (a) event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a NCR Material Adverse Effect, (b) event that would reasonably be expected to prevent or materially delay the performance of NCR’s obligations pursuant to this Agreement, (c) material change by NCR in its accounting methods, principles or practices, (d) declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of NCR or any redemption, purchase or other acquisition of any of NCR’s securities, (e) increase in the compensation or benefits payable or to become payable to any officers or directors of NCR or establishment or modification of any compensatory plan of NCR, (f) issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by NCR, (g) amendment to the certificate of incorporation or bylaws of NCR, (h) capital expenditures by NCR, purchase, sale, assignment or transfer of any material assets by NCR, mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible of NCR, except for liens for taxes not yet due and such other liens, encumbrances, restrictions or charges, or cancellation, compromise, release or waiver by NCR of any rights of material value or any material debts or claims, (i) incurrence by NCR of any

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material liability (absolute or contingent), except for current liabilities and obligations incurred in the Ordinary Course of Business (which liabilities are not material, individually or in the aggregate), (j) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of NCR, (k) entry by NCR into any agreement, contract, lease or license, (l) acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which NCR is a party or by which any of them is bound, (m) entry by NCR into any loan or other transaction with any officers, directors or employees of NCR, (n) charitable or other capital contribution by NCR or pledge therefore, (o) entry by NCR into any transaction of a material nature, or (p) negotiation or agreement by NCR to do any of the things described in the preceding clauses (a) through (o), other than activities in connection with the transactions contemplated by this Agreement.

3.10 Undisclosed Liabilities. NCR does not have and immediately prior to the Effective Date will not have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for liabilities which do not exceed $2,500 and is not a party to any contracts.

3.11 Off-Balance Sheet Arrangements. NCR is not a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among NCR, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, NCR in NCR’s published financial statements or other NCR SEC Filings.

3.12 Tax Matters.

(a) NCR has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. NCR is not nor has it ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. NCR has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of NCR for tax periods through the date of the balance sheet contained in the most recent NCR SEC Filing do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on such balance sheet. NCR does not have any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included NCR during a prior period) other than NCR. All Taxes that NCR is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of NCR.

(b) NCR has delivered or made available to EZM complete and accurate copies of all federal and state income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by NCR since its inception. No examination or audit of any Tax Return of NCR by any Governmental Entity is currently in progress or, to the knowledge of NCR, threatened or contemplated. NCR  has not been informed by any jurisdiction that the jurisdiction believes that NCR was required to file any Tax Return that was not filed. NCR has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

(c) NCR will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as

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a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, including any adjustment pursuant to Code Sections 481 or 263A (or any corresponding or similar provision of state, local or foreign Law); (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. Law) executed on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount or any other income eligible for deferral under the Code or Treasury Regulations promulgated thereunder (including, without limitation, pursuant to Sections 455 or 456 of the Code, Treasury Regulations Section 1.451-5 and Revenue Procedure 2004-34, 2004-33 I.R.B. 991) received on or prior to the Closing Date; (vi) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of U.S. state, local or non-U.S. income Tax Law); (vii) election made under Section 108(i) of the Code prior to the Closing or (viii) any similar election, action, or agreement that would have the effect of deferring any liability for Taxes of EZM from any period ending on or before the Closing Date to any period ending after such date.

 (d) NCR has not participated in any “listed transaction,” as defined in Section 6706A(c)(2) of the Code and Treasury Regulations Sections 1.6011- 4(b)(2).

3.13 Assets. NCR owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of NCR (tangible or intangible) is subject to any Security Interest.

3.14 Real Property. NCR does not own, lease or use any real property, nor have they ever owned, leased or used any real property.

3.15 Contracts. Except for this Agreement, the agreements to be executed by NCR that are included as exhibits to this Agreement, NCR is not a party to any contract, agreement, arrangement or other understanding, whether written or oral, which is currently in effect. All agreements or commitments set forth on Section 3.15 of NCR Disclosure Schedule shall either be canceled or satisfied at the Effective Time.

3.16 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of NCR.

3.17 Insurance. NCR does not own or maintain any insurance policies, nor is any insurance necessary for the operation of its business.

3.18 Litigation. There is no Legal Proceeding that is pending or, to NCR’s knowledge, threatened against NCR and there is no reasonable basis for any proceeding, claim, action or governmental investigation directly or indirectly involving NCR or NCR’s officers, directors or employees, in their capacities as such, individually or in the aggregate. NCR is not a party to any order, judgment or decree issued by any federal, state or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.19 Employees.

(a) NCR will have no employees other than its Chief Executive Officer immediately prior to the Closing.

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(b) NCR is not and has not ever been a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. There has been no organizational effort made or, to the knowledge of NCR, threatened, either currently or since the date of organization of NCR, by or on behalf of any labor union with respect to the service providers of NCR. Each individual providing services to NCR has been properly classified as an employee or a non-employee service provider with respect to each such entity for all purposes under applicable law. No current or former employee, consultant or director of NCR owes any indebtedness to NCR or its Affiliates, nor does NCR or its Affiliates owe any indebtedness to any current or former employee, consultant or director of NCR.

3.20 Employee Benefits.  Neither NCR nor ERISA Affiliates maintains, sponsors or contributes to or in the past has maintained, sponsored or contributed to any Employee Benefit Plan (as defined in Section 3(3) of ERISA, whether or not ERISA applies to the arrangement) or multiemployer plan (each capitalized term in this sentence as defined in Section 4001(a)(3) of ERISA). Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement shall, individually or in the aggregate, (a) result in any payment becoming due to any officer, employee, consultant or director of NCR, (b) increase or modify any benefits otherwise payable by NCR to any employee, consultant or director of NCR, or (c) result in the acceleration of time of payment or vesting of any such benefits.

3.21 Environmental Matters.

(a) NCR has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have an NCR Material Adverse Effect. There is no pending or, to the knowledge of NCR, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving NCR except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that individually or in the aggregate, have not had and would not reasonably be expected to have an NCR Material Adverse Effect.

(b) NCR has no environmental reports, investigations or audits relating to premises currently or previously owned or operated by NCR (whether conducted by or on behalf of NCR or a third party, and whether done at the initiative of NCR or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which NCR has possession of or access to.

(c) To the knowledge of NCR, there is no material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by NCR.

(d) For purposes of this Agreement, “Environmental Law” means any Law relating to the environment, including without limitation any Law pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) the reclamation of mines; (viii) health and safety of employees and other persons; and (ix) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any Law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used

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above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

3.22 Permits. NCR has no licenses, permits and certificates from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety), and none are necessary to its operations and business.

3.23 Certain Business Relationships with Affiliates. No Affiliate of NCR (a) owns any property or right, tangible or intangible, which is used in the business of NCR, (b) has any claim or cause of action against NCR, or (c) owes any money to or is owed any money by, NCR except as disclosed in NCR SEC Filings.

3.24 Status.

(a) NCR will have no liabilities assumed by the Surviving Company and will not transfer to the Surviving Company any assets subject to liabilities in the Merger.

(b) NCR conducts no activities other than activities related to maintaining its legal and/or corporate existence, its status as a “shell company” as defined in Rule 12b-2 under the Exchange Act and any related accounting, legal, financial, administrative, tax and other similar activities related to such matters.

(c) NCR does not hold any property and does not have any tax attributes immediately prior to the Merger, other than a de minimis amount of assets to facilitate its organization or maintain its legal existence and tax attributes related to holding those assets.

 3.25 Brokers’ Fees. NCR does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.26 Interested Party Transactions. To the knowledge of NCR, no officer, director or stockholder of NCR or any “affiliate” (as such term is defined in Rule 12b-2 under the Exchange Act) (each, an “Affiliate”) or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such person currently has or has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by NCR or (ii) purchases from or sells or furnishes to NCR or (b) other than as disclosed in NCR SEC Filings, a beneficial interest in any contract or agreement to which NCR is a party or by which it may be bound or affected. Except as set forth in NCR SEC Filings, NCR is not indebted to any officer, director or stockholder of NCR or any “affiliate” or “associate” of any such person (each such person, an “NCR Insider”) (except for reimbursement of ordinary business expenses) and no NCR Insider is indebted to NCR (except for cash advances for ordinary business expenses), all of which shall be paid or canceled immediately at or prior to the Effective Time by NCR’s stockholders. NCR has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of NCR.

3.27 Accountants. Except for the preparation and filing of NCR’s corporate Tax Returns, there are have been no non-audit services performed by Gries and Associates (the “NCR Auditor”) for NCR, and NCR has not taken any action or failed to take any action that would reasonably be expected to impair the independence of NCR Auditor. The report of NCR Auditor on the financial statements of NCR for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion or was qualified as to uncertainty, audit scope, or accounting principles, although it did express uncertainty as to NCR’s ability to continue as

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a going concern. During NCR’s most recent fiscal year and the subsequent interim periods, there were no disagreements with the NCR Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred with respect to the NCR Auditor.

3.28 Minute Books. The minute books and other similar records of NCR contain, in all material respects, complete and accurate records of all actions taken at any meetings of directors (or committees thereof) and stockholders or actions by written consent in lieu of the holding of any such meetings since the time of organization of each such corporation through the date of this Agreement. NCR has provided true and complete copies of all such minute books and other similar records to EZM’s representatives.

3.29 Board Action. NCR’s Board of Directors (a) has unanimously determined that the Merger is advisable and in the best interests of NCR’s stockholders and is on terms that are fair to such NCR stockholders, (b) has caused the stockholders of NCR and NCR’s Board of Directors to approve the Merger and this Agreement by written consent, and (c) adopted this Agreement in accordance with the provisions of the NRS.

3.30 Intellectual Property. NCR does not own or license the right to use any patents, copyrights, trademarks, know-how or software, and none are or ever have been necessary for the operation of its business. To NCR’s knowledge, NCR is not infringing and has never infringed upon the intellectual property or proprietary rights of any person. There are no claims pending or, to NCR’s knowledge, threatened or alleging that NCR is currently infringing upon or using in an unauthorized manner or violating the intellectual or proprietary rights of any person, and NCR is unaware of any facts which would form a reasonable basis for any such claim. NCR is not, nor will it be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement or contract relating to intellectual property.

3.31 Investment EZM. NCR is not as of the date of this Agreement, nor upon the Closing will it be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment EZM Act of 1940, as amended.

3.32 Foreign Corrupt Practices Act. No agent or other person acting on behalf of NCR has: (a) directly or indirectly used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by EZM (or made by any person acting on its behalf of which NCR is aware) which is in violation of Law or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.33 No Integrated Offering. Neither NCR nor any Affiliates of NCR, nor any person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of any of the shares of NCR Common Stock issuable pursuant to this Agreement under the Securities Act or cause this offering of such shares of NCR Common Stock to be integrated with prior offerings by NCR for purposes of the Securities Act or any applicable shareholder approval requirements of any authority.

3.34 No General Solicitation. Neither NCR, nor any of its Affiliates, nor, to the knowledge of NCR, any person acting on its or their behalf, has engaged in any form of general solicitation or general

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advertising (within the meaning of Regulation D) in connection with the offer or sale of the shares to be issued to any party.

3.35 Application of Takeover Provisions. NCR and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar takeover, anti-takeover, moratorium, fair price, interested shareholder or similar provision under the certificate of incorporation of NCR or the Laws of the State of Nevada to the transactions contemplated hereby, including the Merger and NCR’s issuance of shares of NCR Common Stock to the EZM Stockholders. NCR has never adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of NCR Common Stock or a change in control of NCR.

ARTICLE IV. COVENANTS

4.1 Conduct of the Business Prior to Closing; Closing Efforts.

(a) From the date hereof to the earlier of the Closing Date or the termination of this Agreement, NCR shall not take any of the actions specified in Section 3.8 except (i) as consented to by EZM, (ii) as expressly contemplated by this Agreement or (iii) as required by applicable Law.

(b) NCR shall promptly provide EZM with all information and documents requested.

(c) Each of the Parties shall use its best efforts, to the extent commercially reasonable in light of the circumstances (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (1) its representations and warranties remain true and correct in all material respects through the Closing Date and (2) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

4.2 Governmental and Third-Party Notices and Consents. Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement.

4.3 Schedule 14-F and Schedule 14-C. Promptly after the execution of this Agreement, NCR shall complete and submit to the SEC: (i) a Schedule 14F-1 pursuant to 17 CFR § 240.14f-1, and (ii) a Preliminary Schedule 14C pursuant to 17 CFR § 240.14c-101. Assuming there are no comments, NCR will submit the Definitive information to the SEC 10 days after the filing of the Preliminary Schedule 14C, or if the SEC does render comments, NCR will promptly respond to any SEC comments received within 48 banking days.

4.4 Super 8-K Current Report on Form 8-K relating to this Agreement and the transactions contemplated hereby (including the “Form 10 information” required by Items 2.01(f) and 5.01(a)(8) of Form 8-K and the financial statements required thereby) (the “Super 8-K”). EZM shall use its Reasonable Best Efforts to cause the Super 8-K to be filed with the SEC within four Business Days after the Closing of the transactions contemplated by this Agreement and to otherwise comply with all requirements of applicable federal and state securities laws.

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4.5 Finra Rule 6490. Promptly after the execution of this Agreement and filing of a Preliminary Schedule 14-C, NCR shall submit the Merger and Name Change of NCR to Colambda Technologies, Inc. to the FINRA and promptly respond to all comments rendered by FINRA until it receives FINRA approval.

4.6 Access to NCR  Information.

(a) During the period from the date of this Agreement to the Effective Time, NCR  shall permit representatives of EZM to have access to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to NCR.

(b) NCR (i) shall treat and hold as confidential any EZM Confidential Information (as defined below), (ii) shall not use any of EZM Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to EZM all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “EZM Confidential Information” means any information of EZM that is furnished to NCR by EZM in connection with this Agreement.

4.7 Expenses. The costs and expenses of each Party (including legal fees and expenses of such Party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party that incurred such costs and expenses unless otherwise agreed to in writing by such Parties.

 4.8 NCR Board; Amendment of Charter Documents; Corporate Policies. Prior to the Effective Time, NCR shall obtain approval of NCR’s shareholders to: (a) change the name of NCR to Colambda Technologies, Inc, (b)  authorize NCR’s Board of Directors to consist of the designees of EZM, (c) amend and restate its bylaws in a manner satisfactory to EZM, (d) amend and restate its certificate of incorporation in a manner satisfactory to EZM; (e) adopt various corporate policies and charters in a manner satisfactory to EZM; and (f) to obtain FINRA approval of the Merger and Name Change.

4.9 Information Provided to Stockholders. NCR shall prepare information to be sent to the holders of NCR Shares in connection with receiving their approval of the Merger, this Agreement and the related transactions (including, without limitation, a substantially complete draft of the Super 8-K).  NCR shall ensure that information provided to NCR’s stockholders complies with applicable federal and state securities laws requirements. NCR agrees to provide promptly to EZM such information concerning its business, management, operations and financial statements as it requests and to cause its counsel and auditors to cooperate with EZM’s counsel and auditors. The information sent by NCR shall contain the recommendation of the Board of Directors of NCR that the holders of NCR’s Shares approve the Merger and this Agreement and the conclusion of the Board of Directors of NCR that the terms and conditions of the Merger are advisable and fair and in the best interests of the NCR such holders.

4.10  NCR Auditor Letter. NCR shall provide NCR Auditor with a copy of the Super 8-K and shall request that NCR Auditor furnish a letter (the “Auditor Letter”) addressed to the Securities and Exchange Commission stating whether NCR Auditor agrees with the statements made about it by NCR in the Super 8-K.

4.11 Merger Shares Exemption. Each of EZM and NCR shall use commercially reasonable efforts to ensure that the issuance of the Merger Shares to EZM Stockholders is exempt from registration under the Securities Act.

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4.12 Failure to Fulfill Conditions. In the event that any of the Parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

4.13 Notification of Certain Matters. At or prior to the Effective Time, each party shall give prompt notice to the other party of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (b) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

ARTICLE V. CONDITIONS TO CONSUMMATION OF MERGER

5.1 Conditions to EZM’s Obligations. The respective obligations of EZM to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

(a) NCR shall have obtained (and shall have provided copies thereof to EZM) the written consents of (i) all of the members of its Board of Directors, and (ii) NCR Stockholders holding NCR Shares representing 75% of the outstanding NCR Shares entitled to vote on this Agreement, the Name Change and the Merger, in each case to approve the execution, delivery and performance by NCR of this Agreement and the other Transaction Documentation to which NCR is a party, in form and substance reasonably satisfactory to EZM;

(b) EZM shall have obtained (and shall have provided copies thereof to NCR) the written consents of (i) all of the members of its Board of Directors, and (ii) 100% of its shareholders Shares entitled to vote on this Agreement, approving the Name Change and the Merger, in each case to approve the execution, delivery and performance by EZM of this Agreement and the other Transaction Documentation to which EZM is a party, in form and substance reasonably satisfactory to EZM;

(c) EZM shall have determined, in its sole and absolute discretion, before the expiration of the Due Diligence Period that the Merger is unacceptable for EZM’s purposes, EZM shall have the right to terminate this Agreement by giving to NCR written notice of termination before the expiration of the Due Diligence Period and any funds held in Escrow by EZM’s attorney shall be immediately refunded to EZM. If EZM does not give written notice of termination before the expiration of the Due Diligence Period, this Agreement shall continue in full force and effect. For purposes of this Agreement, Due Diligence Period shall mean 10 banking days after NCR delivers to EZM all documents and information requested to be provided by NCR to EZM by this Agreement or that are requested by EZM or its legal counsel;

(d) NCR shall have completed the filings and submissions to the SEC as required by this Agreement including Schedule 14-C and shall have obtained FINRA approval of the Name Change and Merger. Further, NCR shall have obtained (and shall have provided copies thereof to EZM) all waivers, permits, written consents, shareholder approvals or other authorizations, and affected all of the registrations, filings and notices requested by EZM;

(e) the representations and warranties of NCR set forth in this Agreement (when read without regard to any qualification as to materiality or NCR Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time;

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(f) NCR shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as does not have a NCR Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(f) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(g) NCR shall have delivered to EZM (i) written evidence that NCR’s Officers and Board of Directors has as of the Effective Time,  been removed as required by Nevada laws and NCR’s articles of incorporations and bylaws, and (ii) evidence of the removal of all individuals who served as directors and/or officers of NCR from inception to immediately prior to the Effective Time; and (iii) election and of the EZM Designees as the officers and directors of the Surviving Company;

(i) the Auditor Letter shall have been furnished to NCR and NCR shall have delivered a copy of such Auditor Letter to EZM, and NCR Auditor shall have consented to the filing of the Auditor Letter in the Super 8-K;

(j) NCR shall be in compliance in all material respects with all requirements of applicable securities laws, including, without limitation, the filing of reports required by the Exchange Act, and shall have taken all actions with respect thereto as shall be required or requested by EZM in connection therewith;

(k) NCR shall have no liabilities in excess of $2,5000 at the time of the Closing.

5.2 Conditions to Obligations of NCR. The obligation of NCR to consummate the Merger is subject to the satisfaction (or waiver by NCR ) of the following additional conditions:

(a) the representations and warranties of EZM set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a EZM Material Adverse Effect;

(b) EZM shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time, except for such non-performance or non-compliance as does not have a EZM Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement; and

(c) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect.

ARTICLE VI. TERMINATION

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6.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Closing only:

(a) by the mutual agreement of EZM and NCR:

(b) by EZM or NCR if the Closing Date shall not have occurred by February 28, 2022;

(c) by EZM if (i) any Law shall be in effect which has the effect of making the Merger illegal or otherwise prohibits or prevents the consummation of the Merger (ii) if the consummation of the Merger would violate any final and non-appealable order; or (iii) if NCR has not obtained FINRA approval of the Merger and Name Change on or before February 28, 2022; or

(d) by EZM if there has been a breach of or inaccuracy in any representation, warranty, covenant or agreement of NCR contained in this Agreement such that the conditions of NCR set forth in this Agreement would not be satisfied as of the time of such breach or inaccuracy.

(e) NCR has failed to obtain FINRA approval of the Merger or Name Change by February 28, 2022.

6.2 Effect of Termination. In the event of the termination of this Agreement, as provided in Section 7.1, this Agreement shall forthwith become void, and there shall be no liability or obligation hereunder on the part of NCR or EZM or their respective representatives, as applicable; provided, however, that each party hereto shall remain liable for any willful breaches of this Agreement, or any certificate or other instruments delivered pursuant to this Agreement prior to its termination; and provided further, however, that, the provisions of ARTICLE VII (Miscellaneous) and this Section 6.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this ARTICLE VI.

ARTICLE VII. MISCELLANEOUS

7.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law.

7.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in ARTICLE I concerning issuance of the Merger Shares is intended for the benefit of the EZM Stockholders and (b) the provisions in Section 4.8 concerning indemnification are intended for the benefit of the Indemnified Executives and NCR Indemnified Executives, respectively, and their respective successors and assigns.

7.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or (other than as set forth in the Transaction Documentation) contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

7.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

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7.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7 Notices. Signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals, and such delivery shall constitute valid delivery of this Agreement. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered: (i) four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after it is sent by fax for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below.:

If to EZM or the EZM Stockholders:	Emissions Zero Module Inc 1870 West Prince Rd, Suite 41 Tucson, Arizona 85705 Via Email: info@ezmusa.com

If to NCR (prior to the Closing):	New Century Resources Corporation 10 Dionysiou Solomou Street Leona Building, Suite 501 2406 Engomi Nicosia, Cyprus Via Email: heston@thenielsongroup.com

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Nevada without giving effect to any choice or conflict of Law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Nevada.

7.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time, provided that no such amendment shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be

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deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

7.11 Submission to Jurisdiction.

7.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

7.13 Remedies; Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and agree that in the event that any Party shall fail or refuse to consummate the transactions contemplated by this Agreement or if any default under or breach of any representation, warranty, covenant or condition of this Agreement on the part of any Party (the “Defaulting Party”) shall have occurred that results in the failure to consummate the transactions contemplated by this Agreement, then in addition to the other remedies provided herein, the other Party or Parties (the “Non-Defaulting Party”) shall be entitled to seek and obtain money damages from the Defaulting Party, and shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, in each case without the requirement of posting any other bond or other type of security. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys’ fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity.

7.14 Survival. The representations or warranties in this Agreement and in any certificate delivered pursuant to this Agreement shall survive the Effective Time.

7.15 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party, including for drafting this Agreement. Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder unless the context requires otherwise.

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IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger to be effective as of November 19, 2021.

NCR:

NEW CENTURY RESOURCES CORPORATION

By:    /s/ George Christodoulou                      (Signature)

Name:    George Christodoulou

Title:    President

EZM:

EMISSIONS ZERO MODULE, INC.

By:    /s/ David Riggs                                      (Signature)

Name:    David Riggs

Title:    President

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